Exhibit 99.1

U.S. Physical Therapy to Present at the Sidoti & Company 16th Annual New York Emerging Growth Institutional Investor Forum

HOUSTON--(BUSINESS WIRE)--March 15, 2012--U.S. Physical Therapy, Inc. (NASDAQ: USPH), a national operator of physical and occupational therapy outpatient clinics (the “Company”), today announced that its Chief Financial Officer, Larry McAfee, will present at the Sidoti & Company 16th Annual New York Emerging Growth Institutional Investor Forum Tuesday, March 20, 2012. The presentation will cover an overview of the Company. The conference is being held at the Grand Hyatt New York.

A copy of the presentation is posted on the Company’s website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 415 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, (713) 297-7000
Chief Financial Officer
or
Chris Reading, (713) 297-7000
Chief Executive Officer
or
The Ruth Group
Stephanie Carrington, (646) 536-7017
or
Amy Glynn, (646) 536-7023